UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2017

BUFFALO WILD WINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Annual grants of equity awards approved by the Compensation Committee of the Board of Directors of Buffalo Wild Wings, Inc. (the “Company”) under the terms of the Company’s 2012 Equity Incentive Plan (the “Plan”) have been made to the Company’s executive officers, including its named executive officers, for 2017. The grant date fair value of the awards to be received by each executive officer consist of performance restricted stock unit (“PRSU”) awards and time-vested stock option awards. The terms of the stock option awards are generally consistent with those of previous stock option awards. The terms of the PRSU awards, which were effective April 4, 2017, are set forth in the form of PRSU award agreement (the “PRSU Agreement”) approved by the Committee and filed as Exhibit 10.1 to this Current Report on Form 8-K.
A PRSU award is expressed in terms of a target number of PRSUs, with between 0% and 200% of that target number capable of being earned and vesting following a three-year performance period (fiscal years 2017-2019) depending on (i) the Company’s cumulative net operating profit after tax for the performance period (75% weighting), and (ii) the Company’s average annual return on invested capital during the performance period (25% weighting). Assuming continued employment of the executive officer, the number of PRSUs determined to have been earned at the end of the performance period will vest at that time, and each vested PRSU will be paid out in one share of the Company’s common stock.
If an executive officer’s employment ends during the last year of the performance period due to death or disability, or if during the performance period an executive officer is terminated without cause (as defined in the Plan), resigns for good reason (as defined in the PRSU Agreement), or retires (as defined in the PRSU Agreement), the same number of PRSUs that would have been earned based on actual performance at the end of the performance period if employment had continued will vest at the end of the performance period.
If a change in control of the Company (as defined in the PRSU Agreement) occurs before the scheduled vesting date of the PRSU awards, the PRSUs will be subject to accelerated vesting and settlement only if an executive officer’s employment is terminated without cause, or the executive officer resigns for good reason, within one year after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume or replace the awards. In either event, the target number of PRSUs will vest and be settled.
The PRSU Agreement also provides that all award agreements for currently outstanding equity awards held by executive officers will be amended to incorporate the same change in control definition that is contained in the PRSU Agreement, which is the same definition utilized in the Company’s 2017 Incentive Compensation Plan that the Company expects to present to its shareholders for their approval at the Company’s 2017 annual meeting of shareholders. The stock option awards also incorporate this change in control definition.

Item 9.01.	Financial Statement and Exhibits.
(d)    Exhibits.

Exhibit	Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

Date: April 7, 2017	By:	/s/ Emily C. Decker
Emily C. Decker
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Form of Performance-Based Restricted Stock Unit Agreement under the 2012 Equity Incentive Plan.	Filed Electronically